UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 3, 2011
Date of report (Date of earliest event reported)

HUTCHINSON TECHNOLOGY INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-34838	41-0901840
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive N.E., Hutchinson, Minnesota	55350
(Address of Principal Executive Offices)	(Zip Code)
(320) 587-3797
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exist or Disposal Activities.

On March 3, 2011, we committed to undertake a manufacturing consolidation and restructuring plan.  Under the plan, we will consolidate our Hutchinson, Minnesota components operations into our operations in Eau Claire, Wisconsin and take additional actions to resize our company, reduce costs and improve cash flow. This plan is being undertaken in response to a faster than expected transition from our legacy TSA component manufacturing process to our more automated TSA+ process which requires fewer employees, being ahead of plan with the ramp of our Thailand assembly operation and an accelerated transition of assembly manufacturing to that location.

The plan includes a 30% to 40% reduction of our current domestic workforce, which totaled approximately 2,275 employees on February 28, 2011.  These actions are expected to take place over the next twelve months and to lower our costs by approximately $45 million to $60 million on an annualized basis.  As a result of the plan, we expect to incur aggregate costs of approximately $13 million to $20 million, which will include expected severance costs of approximately $6 million to $8 million, an expected asset impairment charge and accelerated depreciation expense of approximately $5 million to $10 million and other expected associated costs of approximately $2 million. Approximately $8 million to $10 million of the expected aggregate costs are likely to result in future cash expenditures.

A copy of the press release announcing these actions is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.06	Material Impairments.

On March 7, 2011, our management concluded that a material charge for impairment and accelerated depreciation of certain equipment located at our Hutchinson, Minnesota, facilities totaling approximately $5 million to $10 million will be required as a result of the manufacturing consolidation and restructuring plan described in Item 2.05 of this Current Report on Form 8-K. We do not expect this charge to result in future cash expenditures.

The information in Item 2.05 of this Current Report on Form 8-K regarding the plan is incorporated by reference into this Item 2.06.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2011, our Board of Directors appointed Richard J. Penn to serve as Senior Vice President and President of the Disk Drive Components Division, effective March 11, 2011.  Kathleen S. Skarvan will resign her position as Senior Vice President and President of the Disk Drive Components Division, effective as of the same date.

Mr. Penn, age 54, currently serves as our Senior Vice President and President of the BioMeasurement Division. Prior to that, he served as Senior Vice President and President of the Disk Drive Components Division from November 2005 to April 2007. Mr. Penn has been with our company since 1981.  None of our current directors or executive officers has a family relationship with Mr. Penn.

Item 9.01	Financial Statement and Exhibits.

(d)           Exhibits.

99.1	Press release dated March 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED
Date: March 8, 2011	/s/ David P. Radloff David P. Radloff Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
99.1	Press release dated March 8, 2011.	Filed Herewith